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                                                               EXHIBIT 99.(J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 2, 2000, relating to the financial statements of the Total Return Bond Master Portfolio and Low Duration Master Portfolio, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 2, 2000